
<ARTICLE>                     5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of operations and is qualified in its entirety to such financial statements.
</LEGEND>

<PERIOD-TYPE>                 9-MOS
<FISCAL-YEAR-END>             DEC-31-1997
<PERIOD-END>                  SEP-30-1997
<CASH>                                               11,934
<SECURITIES>                                              0
<RECEIVABLES>                                        30,417
<ALLOWANCES>                                        (2,102)
<INVENTORY>                                          20,256<F1>
<CURRENT-ASSETS>                                     48,523
<PP&E>                                               94,753
<DEPRECIATION>                                            0
<TOTAL-ASSETS>                                      155,258
<CURRENT-LIABILITIES>                                25,485
<BONDS>                                              80,049<F2>
<PREFERRED-MANDATORY>                                     0
<PREFERRED>                                               0
<COMMON>                                                 80
<OTHER-SE>                                           49,644<F3>
<TOTAL-LIABILITY-AND-EQUITY>                        155,258
<SALES>                                                   0
<TOTAL-REVENUES>                                    155,640
<CGS>                                                     0
<TOTAL-COSTS>                                             0
<OTHER-EXPENSES>                                    143,294
<LOSS-PROVISION>                                      (129)<F4>
<INTEREST-EXPENSE>                                    4,370
<INCOME-PRETAX>                                       7,847
<INCOME-TAX>                                          3,060
<INCOME-CONTINUING>                                   4,787
<DISCONTINUED>                                            0
<EXTRAORDINARY>                                           0
<CHANGES>                                                 0
<NET-INCOME>                                          4,787
<EPS-PRIMARY>                                          0.60
<EPS-DILUTED>                                          0.60

<F1>Includes the following assets: prepaid expenses and other of $6,694, deferred income taxes--current of $1,580, deferred income taxes--long-term of $376, restricted cash of $4,095, investment in limited partnership of $128, and intangible assets, net of $7,383.
<F2>Includes the following long-term liabilities: deferred income of $3,718, capital lease obligation of $52,665, and long-term debt of $23,666.
<F3>Includes the following equity accounts: additional paid-in capital of
$48,397 and retained earnings of $1,247.
<F4>Includes loss on investment in limited partnership of $129.

